Exhibit 10(b)

Ti EMPLOYEES non-qualified Pension Plan

(Effective January 1, 2009)

Table of Contents

Article I	Definitions	2
Sec. 1-1.	Administration Committee	2
Sec. 1-1A.	Affected Participant	2
Sec. 1-2.	Beneficiary	2
Sec. 1-3.	Board of Directors	2
Sec. 1-3A.	Change of Control	2
Sec. 1-4.	Code	2
Sec. 1-5.	Compensation Committee	2
Sec. 1-6.	[Reserved]	2
Sec. 1-7.	Employee	2
Sec. 1-8.	Employer	2
Sec. 1-9.	ERISA	2
Sec. 1-9A.	Frozen Accrued Benefit	2
Sec. 1-10.	Participant	3
Sec. 1-11.	Plan Year	3
Sec. 1-11A.	Present Value	3
Sec. 1-11B.	Sale of Assets	3
Sec. 1-12.	Subsidiary	3
Sec. 1-13.	Termination of Employment	3

Article II	Eligibility and Participation	3
Sec. 2-1.	Eligibility and Participation	3

Article III	Supplemental Benefits	3
Sec. 3-1.	Supplemental Benefits	3
Sec. 3-2.	Payment of Supplemental Benefit	4
Sec. 3-3.	Restrictions	4
Sec. 3-4.	Taxes	4
Sec. 3-5.	Assignment	4
Sec. 3-6.	Alternate Payee Claims	4
Sec. 3-7.	Incompetent	4

Article IV	Funding	5
Sec. 4-1.	Funding	5
Sec. 4-2.	Creditor Status	5

Article V	Administration of the Plan	5
Sec. 5-1.	Administration	5
Sec. 5-2.	Number and Selection	5
Sec. 5-3.	Action by Administration Committee	5
Sec. 5-4.	Recordkeeping	5
Sec. 5-5.	Rules and Regulations	5
Sec. 5-6.	Reliance on Documents	5
Sec. 5-7.	Non-Liability	5
Sec. 5-8.	Resignation or Removal	6
Sec. 5-9.	Information: Overpayment or Underpayment of Benefits	6
Sec. 5-10.	Notice	6

Article VI	General Provisions	6
Sec. 6-1.	Amendment, Termination	6
Sec. 6-2.	Plan Not an Employment Contract	6
Sec. 6-3.	Rights of Persons Making Claims	6
Sec. 6-4.	Status of Benefits in this Plan	6
Sec. 6-5.	Governing Law	6
Sec. 6-6.	Construction	6

i

TI EMPLOYEES NON-QUALIFIED PENSION PLAN

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation with its principal offices in Dallas, Texas (hereinafter referred to as “TI” or “the Company”) established the TI Supplemental Pension Plan in order to provide a select group of management or highly compensated employees described in Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) with the opportunity to restore certain benefits which cannot be provided under the TI Employees Pension Plan as a result of (i) deferral of compensation under the TI Deferred Compensation Plan or (ii) the application of Section 401(a)(17) and/or Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”).  With respect to benefits or contributions lost under the TI Employees Pension Plan by reason of the operation of Section 415 of the Code, the TI Supplement Pension Plan is intended to constitute an “excess benefit plan”, as defined in Section 3 of ERISA, that is exempt from the provisions of ERISA by reason of Section 4(b)(5) of ERISA.  The benefits provided under the TI Supplemental Pension Plan are unfunded with the result that the participants in the Plan are general unsecured creditors of TI.

The TI Employees Pension Plan was amended so that as of January 1, 1998, no Employee of any Employer who was not a participant in the TI Employees Pension Plan on December 31, 1997 is eligible to become a participant in that plan.  Therefore, on and after January 1, 1998, no Employee of any Employer who was not a participant in the TI Employees Pension Plan on December 31, 1997 was eligible to become a participant in the TI Supplemental Pension Plan.

Effective as of December 31, 2004, the TI Supplement Pension Plan was frozen so that it does not apply to any benefits which were not earned and vested on December 31, 2004.  Effective as of November 8, 2006, the name of the TI Supplement Pension Plan was changed to the “TI Employees Non-Qualified Pension Plan.”  Any benefits earned and/or vested after December 31, 2004 are provided under the new non-qualified pension plan which was established by TI effective as of January 1, 2005 and is subject to Section 409A of the Code.

The provisions set forth herein constitute the TI Employees Non-Qualified Pension Plan from and after January 1, 2009 (the “Plan”), to the extent application of such provisions will not cause Section 409A of the Code to apply to the Plan, and such provisions shall continue to apply to benefits earned and vested as of December 31, 2004 which were not paid out of the Plan prior to January 1, 2009.

Article I

Definitions

Whenever used in this Plan, the following words and phrases shall have the meanings set forth below, unless a different meaning is plainly required by the context.  Unless otherwise indicated by the context, any masculine terminology when used in the Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

Sec. 1-1.Administration Committee. “Administration Committee” means the person or persons from time to time acting under the provisions of Article V hereof.

Sec. 1-1A.Affected Participant. “Affected Participant” means a Participant who experiences a Termination of Employment as a result of a Sale of Assets, and who following the Sale of Assets continues in the employ of the entity that acquired such assets from the Employer.

Sec. 1-2.Beneficiary. “Beneficiary” means the person or persons, entity or entities, trust or trusts, or the Participant’s estate, including one or more organizations described in each of Sections 170(c), 2055(a), and 2522(a) of the Code (or any substitute provisions), named by a Participant who is not married as his Beneficiary or contingent Beneficiary under the TI Employees Pension Plan.  “Beneficiary” means, in the case of a married Participant, the spouse (as defined in the Defense of Marriage Act) of the Participant at the time of his death, unless the Participant has designated another joint annuitant, contingent annuitant, Beneficiary, or contingent Beneficiary under the TI Employees Pension Plan, in which case such persons or person, entity or entities, trust or trusts, or the Participant’s estate shall be the Beneficiary(ies) under this Plan.

A person who is an alternate payee under a qualified domestic relations order may be considered a Beneficiary for purposes of this Plan.

Sec. 1-3.Board of Directors. “Board of Directors” means the Board of Directors of TI or of any Subsidiary which has adopted this Plan.

Sec. 1-3A.Change of Control. “Change of Control” means an event which shall be deemed to have occurred when:

(i)

Any Person, alone or together with its Affiliates and Associates or otherwise, shall become an Acquiring Person (otherwise than pursuant to a transaction or agreement approved by the Board of Directors of TI prior to the time the Acquiring Person became such); or

(ii)

A majority of the Board of Directors of TI shall change within any twenty-four (24)-month period, unless the election or the nomination for election by the Company’s stockholders of each new director has been approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the Period.  For the purposes hereof, the terms “Persons”, “Affiliates”, “Associates”, “Acquiring Person” and “Period” shall have the meanings given to such terms in the Rights Agreement dated as of June 17, 1988, between the Company and Harris Trust and Savings Bank, successor in interest to First Chicago Trust Company of New York (formerly Morgan Shareholder Services Trust Company), as in effect on October 3, 2004.

Sec. 1-4.Code. “Code” means the Internal Revenue Code of 1986, as amended.

Sec. 1-5.Compensation Committee. “Compensation Committee” means the Compensation Committee of the Board of Directors of TI.

Sec. 1-6.[Reserved].

Sec. 1-7.Employee.  “Employee” means any employee of TI or its Subsidiaries, whether full or part-time, other than an employee who is defined as a “Tucson Participant” in Appendix E of the TI Employees Pension Plan.

Sec. 1-8.Employer. “Employer” means Texas Instruments Incorporated and any other entity which adopted this Plan with the approval of the Company; provided that TI shall have sole power to amend or terminate this Plan.

Sec. 1-9.ERISA.  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Sec. 1-9A.Frozen Accrued Benefit.  “Frozen Accrued Benefit” means the benefit calculated and payable in accordance with Section 3-1 on and after January 1, 2009.

Sec. 1-10.Participant. “Participant” means a Participant who has accrued a vested supplemental pension pursuant to the provisions of Article III.  After December 31, 2004, there shall be no Participant who is accruing or vesting in a benefit pursuant to Article III.

Sec. 1-11.Plan Year. “Plan Year” means a calendar year.

Sec. 1.11A.Present Value. “Present Value” means, at any time, the actuarial lump sum value determined at such time of the applicable benefit, based on the actuarial assumptions used to determine single sum payments as set forth in Section 1.2(b)(2)(B) of the TI Employees Pension Plan as in effect on December 31, 2004.

Sec. 1-11B.Sale of Assets. “Sale of Assets” means the sale or disposition by the Employer of all or substantially all of the assets used by the Employer in a trade or business to an entity not related to the Employer.

Sec. 1-12.Subsidiary. “Subsidiary” means any entity whose assets and net income are included in the consolidated financial statements of TI and its Subsidiaries audited by TI’s independent auditors and reported to shareholders in the published annual report to shareholders.

Sec. 1-13.Termination of Employment. “Termination of Employment” means the complete cessation of the employer-employee relationship between TI or any Subsidiary and a Participant, including a leave of absence from which the Administration Committee, in its sole discretion, determines that the Participant is not expected to return.

Article II

Eligibility and Participation

Sec. 2-1.Eligibility and Participation. Any Employee who is a Participant in this Plan on January 1, 2009 shall remain a Participant in the Plan.  No other Employees shall be eligible for participation in the Plan.  On and after January 1, 1998, no Employee who was not otherwise a participant in the TI Employees Pension Plan on December 31, 1997, was eligible to become a Participant in the Plan.

Article III

Supplemental Benefits

Sec. 3-1.Supplemental Benefits.  The benefit payable under this Plan to a Participant shall be the difference between the Present Value of the benefit actually payable under the TI Employees Pension Plan at the time of computation (and in the form of benefit for which the computation is made) and the Present Value of the benefit that would be payable under the TI Employees Pension Plan at such time of computation (in the same form as provided above) if:

(i)

The TI Employees Pension Plan contained no limit on the Compensation that may be considered under Section 401(a)(17) of the Code (for purposes of the calculation and accrual of benefits under the TI Employees Pension Plan);

(ii)

“Compensation” for each plan year under the TI Employees Pension Plan included amounts electively deferred, if any, by a Participant under the Deferred Compensation Plan from earnings that would have constituted Compensation for such plan year under the TI Employees Pension Plan, had such amounts not be electively deferred and/or, if applicable, had Section 401(a)(17) of the Code not precluded the consideration of such earnings as Compensation (in the absence of such deferral); and

(iii)

The TI Employees Pension Plan contained no limit pursuant to Section 415 of the Code upon the maximum amount of pension that be paid by the TI Employees Pension Plan (such as the limits in effect on October 3, 2004 under the TI Employees Pension Plan).

Notwithstanding the foregoing, from and after January 1, 2005, the benefit payable under the Plan to a Participant shall be the difference between the vested benefit actually payable under the TI Employees Pension Plan as of December 31, 2004 (and in the form of benefit for which the computation is made) and the vested benefit that would be payable under the TI Employees Pension Plan as of December 31, 2004 as determined in accordance with (i), (ii), and (iii) above, as the same may be increased to equal the Present Value of the benefit the Participant actually becomes entitled to, at the time actually paid, determined under the terms of the Plan (including applicable limits under the Code), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than any

Participant election with respect to the time of payment of an available benefit).  The benefit calculated and payable in accordance with this paragraph from and after January 1, 2009 is sometimes referred to as the “Frozen Accrued Benefit”.

Sec. 3-2.Payment of Supplemental Benefit. Except as provided below in the case of a Change of Control or a Sale of Assets, and subject to Section 3-3, the benefit determined pursuant to Section 3-1 shall be paid to the person entitled thereto as though it were a part of the benefit being paid to such person under the TI Employees Pension Plan, so that it is subject to the same limits and restrictions (other than the limitations referenced in subparagraphs (i), (ii) and (iii) of Section 3-1) as such person’s benefits are subject to under the TI Employees Pension Plan; provided however, that any Frozen Accrued Benefit payable under this Plan shall only be distributed in the form of a lump sum distribution at such time as is administratively practicable. Notwithstanding the above, for periods prior to January 1, 2009 the benefits that are payable under this Plan may be deferred pursuant to the terms and provisions of the TI Deferred Compensation Plan as frozen and in effect as of December 31, 2004.

In the event of a Change of Control, the Present Value of each Participant’s benefits accrued under this Plan as of the date of the Change of Control, or if the Change of Control occurs on or after January 1, 2009, the Present Value of each Participant’s Frozen Accrued Benefit, shall be distributed in a lump sum not later than the month following the month in which such Change of Control occurred.  In the event of a Sale of Assets, the Present Value of each Affected Participant’s accrued benefit under this Plan as of the date of the Sale of Assets, or if the Sale of Assets occurs on or after January 1, 2009, the Present Value of each Affected Participant’s Frozen Accrued Benefit as of the date of the Sale of Assets, shall be distributed in a lump sum, as soon as administratively practicable following such Sale of Assets.

Prior to January 1, 2005, following the Change of Control or Sale of Assets (as applicable), the Plan shall thereafter continue to be administered in accordance with its terms as though the Change of Control or Sale of Assets (as applicable) had not occurred (provided that the benefits accrued subsequent to the Change of Control or Sale of Assets (as applicable) shall be adjusted to reflect the cash-out of previously accrued benefits).  In computing the Present Value of such accrued benefits, the Administration Committee shall utilize the actuarial assumptions utilized under the TI Employees Pension Plan prior to the Change of Control or Sale of Assets (as applicable), in consultation with the firm of consulting actuaries engaged to perform annual actuarial valuations under the TI Employees Pension Plan prior to the date of the Change of Control or Sale of Assets (as applicable).

Sec. 3-3.Restrictions. Except as provided in Section 3-2 in the case of a Change of Control, no benefits accrued under this Plan may be distributed to, a Participant while the Participant remains employed by the Company or an Affiliate.  No loans may be made to any Participant with respect to benefits accrued under this Plan.  Except to the extent deferred prior to January 1, 2009, pursuant to the terms and provisions of the TI Deferred Compensation Plan as frozen and in effect as of December 31, 2004, benefits payable under this Plan may not be rolled over or transferred to an individual retirement account or to any other employee benefit plan.  No distribution shall be made under this Plan by reason of a distribution under the TI Employees Pension Plan that is made pursuant to Section 401(a)(9) of the Code.  In the event that payment of benefits under the TI Employees Pension Plan is suspended, payment of corresponding benefits under this Plan will be similarly suspended.  Benefits provided under this Plan shall not constitute earnings or compensation for purposes of determining contributions or benefits under any other employee benefit plan of the Employers.

Sec. 3-4.Taxes. TI makes no guarantees and assumes no obligation or responsibility with respect to a Participant’s or payee’s federal, state, or local income, estate, inheritance or gift tax obligations, if any, under this Plan.  Any taxes required to be withheld from payments hereunder shall be deducted and withheld by the Company, benefit provider or funding agent appointed under the Plan.

Sec. 3-5.Assignment. Except as provided in Section 3-6 below, no Participant or Beneficiary of a Participant shall have any right to assign, pledge, hypothecate, anticipate or in any way create a lien on any amounts payable hereunder. No amounts payable hereunder shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process.

Sec. 3-6.Alternate Payee Claims. Any claim against any benefits hereunder for child support, spousal maintenance, property settlement or alimony (an “Alternate Payee Claim”) shall be treated in the same manner as would a claim for corresponding benefits under the TI Employees Pension Plan and shall be subject to all claims provisions and restrictions of the TI Employees Pension Plan.

Sec. 3-7.Incompetent. If the Administration Committee determines in its sole discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent, or to a person incapable of handling the disposition of that person’s property, the Administration Committee may direct payment of such benefit to the guardian, legal representative, or person having the care and custody of such minor, incompetent, or incapable person.  The Administration Committee may require proof of minority, incompetence, incapacity, or guardianship as it may deem appropriate prior to distribution of the benefit.

Article IV

Funding

Sec. 4-1.Funding. Benefits under this Plan shall be funded solely by the Employers. Benefits payable under this Plan shall be paid from the general assets of the Employers and this Plan shall constitute the Employers’ unfunded and unsecured promise to pay such benefits. Notwithstanding the foregoing, TI may create reserves, funds, and provide for amounts to be held in trust on behalf of the Employers under such trust agreements or custodial arrangements as the Company in its absolute and sole discretion deems appropriate.

Sec. 4-2.Creditor Status. A Participant and his Beneficiary or Beneficiaries shall be general creditors of the Employers with respect to the payment of any benefit under this Plan.

Article V

Administration of the Plan

Sec. 5-1.Administration. The Plan shall be administered by the Administration Committee and its designees.  The duties of the Administration Committee and its designees include (but not by way of limitation) (i) the defense of lawsuits and conduct of litigation in the name of the Plan (subject to the approval of the General Counsel of TI), (ii) the full power and discretion to interpret and construe this Plan where it concerns (a) questions of eligibility or status, (b) subject to the opportunity for review of denied claims pursuant to Section 5-5 below, the rights of Participants and others hereunder, and (c) the power in general to decide any dispute arising under this Plan.  In all such cases the determination of the Administration Committee shall be final, conclusive and binding with respect to Participants and Beneficiaries.

Sec. 5-2.Number and Selection. The Administration Committee shall be appointed by the Compensation Committee or its delegate.

Sec. 5-3.Action by Administration Committee. All actions of the Administration Committee shall be by a majority of the persons so appointed, except as otherwise provided below. Such actions may be taken at a meeting of the Administration Committee or without a meeting by a resolution or memorandum signed by all the persons then appointed as members of the Administration Committee.  No member of the Administration Committee shall be entitled to vote or decide upon any matter pertaining to himself individually but such matter shall be determined by the remaining members or by a majority of the remaining members of the Administration Committee, if any.

The Administration Committee may delegate some or all of its powers and responsibilities to any other person or entity, who may or may not be a named fiduciary, and may permit further delegation of its powers.  The Administration Committee may appoint agents, retain legal counsel and other services, and perform such acts as may be necessary for the proper administration of the Plan.

Sec. 5-4.Recordkeeping. The Administration Committee shall maintain records and data as may be necessary and appropriate for the proper administration of the Plan and to determine the amounts distributable to Participants and Beneficiaries.

Sec. 5-5.Rules and Regulations. The Administration Committee may adopt and promulgate such rules and regulations as it may deem appropriate for the administration of the Plan and to determine the amounts distributable to Participants and Beneficiaries.  The Administration Committee shall adopt and promulgate written rules governing claims procedures reasonably calculated to:

(i)	Provide adequate written notice to any Participant or other person whose claim under the Plan has been denied, setting forth the specific reasons for such denial; and
(ii)	Afford a reasonable opportunity to such Participant or other person for a full and fair review by the Administration Committee of the decision denying the claim.

The determination of the Administration Committee upon such review shall be final and conclusive.

Sec. 5-6.Reliance on Documents. The Administration Committee shall be entitled to rely upon, and shall have no liability in relying upon, any representation made to it by TI or any officer of TI, or upon any paper or document believed by it to be genuine and to have been signed or sent by the proper person.

Sec. 5-7.Non-Liability. No member of the Board of Directors, Compensation Committee or Administration Committee or any officer or employee of TI shall be liable for any act done or omitted by him with respect to the Plan except for his own willful misconduct.

Sec. 5-8.Resignation or Removal. Any Administration Committee member may resign by giving written notice to the Chief Executive Officer of TI and may be removed by the Chief Executive Officer of TI by written notice given to the affected member of the Administration Committee.  Upon the death, resignation, removal or inability of any Administration Committee Member to act as such, the Chief Executive Officer of TI may appoint a successor.

Sec. 5-9.Information: Overpayment or Underpayment of Benefits. In implementing the terms of this Plan, the Administration Committee may, without the consent or notice to any person, release to or obtain from any entity or other organization or person information, with respect to any persons, which the Administration Committee deems to be necessary for such purpose.  Any Participant or Beneficiary claiming benefits under this Plan shall furnish to the Administrator such information as may be necessary to determine eligibility for and amount of benefit, as a condition of claim to and receipt of such benefit.

The Administration Committee may adopt, in its sole discretion, whatever rules, procedures and accounting practices it determines to be appropriate in providing for the collection of any overpayment of benefits.  If an overpayment is made to a Participant or Beneficiary for whatever reason, the Administration Committee, in its sole discretion, may withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant or Beneficiary may be entitled.  If an underpayment to a Participant or Beneficiary occurs for whatever reason, the Administration Committee, in its sole discretion, may correct the underpayment.

Sec. 5-10.Notice. Any notice required or permitted to be given to the Administration Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Texas Instruments

Attn: Non-Qualified Pension Plan

Administration Committee

7839 Churchill Way, MS 3905

Dallas, Texas 75251-1901

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.  Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

Article VI

General Provisions

Sec. 6-1.Amendment, Termination. The Compensation Committee may change, amend, modify, alter, or terminate the Plan at any time and in any manner, prospectively or retroactively (or may delegate such authority), except that no such amendment, modification, alteration or termination shall be exercised retroactively to reduce or eliminate the benefit accrued by a Participant to the date of amendment, modification or termination, nor shall any such amendment constitute a “material modification” of the terms of this Plan as of October 3, 2004, as defined in the guidance issued under Section 409A of the Code, so as to cause this Plan to be subject to the provisions of said Section 409A.  The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation to continue this Plan and makes no promise to pay benefits other than as provided in this Plan determined at the time of any Plan discontinuance.

Sec. 6-2.Plan Not an Employment Contract.  The Plan is not an employment contract. It does not give to any person the right to be continued in employment, and all Participants remain subject to change of compensation, transfer, change of job, discipline, layoff, discharge or any other change of employment status.  Nothing contained in this Plan shall prevent a Participant or Beneficiary from receiving, in addition to any payments provided for under this Plan, any payments provided for under any other plan or benefit program of the Company, or which would otherwise be payable or distributable to him or his surviving spouse or Beneficiary.  Nothing in this Plan shall be construed as preventing TI or any of its Subsidiaries from establishing any other or different plans providing for current or deferred supplemental compensation for employees.

Sec. 6-3.Rights of Persons Making Claims. No Employee, or Participant, or any person or entity claiming through an Employee or Participant, shall have any rights whatsoever other than the rights and benefits specifically granted under this Plan.

Sec. 6-4.Status of Benefits in this Plan. No benefits accrued or paid under this Plan shall constitute “earnings” or “compensation” for purposes of any other benefit plan sponsored by the Employers.

Sec. 6-5.Governing Law. This Plan shall be governed by the laws of the State of Texas, except to the extent preempted by ERISA and shall be governed by and subject to the Defense of Marriage Act (Public Law 104–199).

Sec. 6-6.Construction. This Plan is not intended to constitute a “qualified plan” subject to the limitations of Section 401(a) of the Code, nor shall it constitute a “funded plan”, for purposes of such requirements.  It is intended that this Plan shall be exempt from the participation and vesting requirements of Part 2 of Title I of ERISA, the funding requirements of Part 3 of Title I of ERISA and the fiduciary requirements of Part 4 of Title I of ERISA by reason of the exclusions afforded plans which are unfunded and maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.  If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan shall continue in full force and effect.  This Plan shall be governing construed in accordance with the laws of the State of Texas, except to the extent otherwise required by applicable federal law.  Heading and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan.  This Plan is functionally and operationally related to the TI Employees Pension Plan, and is to be interpreted in a manner consistent with the TI Employees Pension Plan to provide the benefits contemplated hereunder in a comprehensive manner.

IN WITNESS WHEREOF, Texas Instruments Incorporated has caused this instrument to be executed by its duly authorized officer this 14th day of October, 2008.

Texas Instruments Incorporated:

By:	/s/ Darla Whitaker
Darla Whitaker
Senior Vice President – Human Resources

AMENDMENT NO. 1

TO THE

TI EMPLOYEES NON-QUALIFIED PENSION PLAN

(EFFECTIVE JANUARY 1, 2009)

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, pursuant to the authority granted in Section 6-1 of the TI Employees Non-Qualified Pension Plan (Effective January 1, 2009) (the “Plan”), does hereby amend the Plan effective on and after January 1, 2009, as follows:

1.Section 3-1 of the Plan is amended by deleting the last paragraph of said Section and substituting in lieu thereof the following:

Notwithstanding the foregoing, from and after January 1, 2005, the benefit payable under the Plan to a Participant shall be the lesser of: (1) the amount determined in the prior paragraph, (2) if the benefits under the Plan are not determined at the same time as the benefits payable under the TI Employees Non-Qualified Pension Plan II (“Plan II”), the amount determined in the prior paragraph reduced by any benefit paid under Plan II, or (3) the difference between the vested benefit that would be payable under the TI Employees Pension Plan as of December 31, 2004 as determined in accordance with (i), (ii), and (iii) above and the vested benefit actually payable under the TI Employees Pension Plan as of December 31, 2004 (and in the form of benefit for which the computation is made), as the same may be increased to equal the Present Value of the benefit the Participant actually becomes entitled to, at the time actually paid, determined under the terms of the Plan (including applicable limits under the Code), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004, or any other events affecting the amount of or the entitlement to benefits (other than any Participant election with respect to the time of payment of an available benefit).  The benefit calculated and payable in accordance with this paragraph from and after January 1, 2009 is sometimes referred to as the “Frozen Accrued Benefit”.

The undersigned hereby adopts this AMENDMENT NO. 1 TO THE TI EMPLOYEES NON-QUALIFIED PENSION PLAN on this 30th day of December, 2008, effective as of the date set forth above, pursuant to authority delegated by the Board of Directors of Texas Instruments Incorporated.

By:	/s/ Darla Whitaker
Darla Whitaker
Senior Vice President – Human Resources

AMENDMENT NO. 2

TO THE

TI EMPLOYEES NON-QUALIFIED PENSION PLAN

TEXAS INSTRUMENTS INCORPORATED, a Delaware corporation, pursuant to the authority granted in Section 6-1 of the TI Employees Non-Qualified Pension Plan (Effective January 1, 2009) (the “Plan”), does hereby amend the Plan, effective as of July 26, 2013, to conform the terms of the Plan to the administration of the Plan, as follows:

1.Section 1-2 of the Plan is amended by deleting said Section and substituting in lieu thereof the following:

Sec 1-2.Beneficiary.  “Beneficiary” means the same person or persons, entity or entities, trust or trusts, or the Participant’s estate, as the Participant’s Beneficiary or contingent Beneficiary under the TI Employees Pension Plan.

The undersigned hereby adopts this AMENDMENT NO. 2 TO THE TI EMPLOYEES NON-QUALIFIED PENSION PLAN on this 14th day of December, 2015, effective as of the date set forth above, pursuant to authority delegated by the Board of Directors of Texas Instruments, Incorporated.

By:	/s/ Darla Whitaker
Darla Whitaker
Senior Vice President – Human Resources